Exhibit 99.1

news release

Contacts:
Phoenix Technologies Ltd.	Sapphire Investor Relations, LLC
David Eichler, Senior VP and CFO	Erica Mannion
408-570-1000	212-766-1800
Investor_Relations@phoenix.com	Investor_Relations@phoenix.com

Phoenix Technologies Ltd. Reports Financial Results for Fiscal 2006 Second Quarter

MILPITAS, CA: May 11, 2006 — Phoenix Technologies Ltd. (NASDAQ: PTEC) today reported its fiscal 2006 second quarter financial results.

Net revenues for the second quarter were $23.1 million. This compares to net revenue of $18.6 million reported in the first quarter of fiscal 2006 and $27.0 million for the second quarter of fiscal year 2005.

On a GAAP basis, the net loss in the second quarter of fiscal 2006 was $3.2 million, or ($0.13) per share compared with a net loss of $7.9 million, or ($0.32) per share for the first quarter of fiscal 2006 and net income of $3.0 million, and $0.12 per share for the second quarter of fiscal 2005.

On a non-GAAP basis in the second quarter of fiscal 2006, Phoenix reported a net loss of $ 1.8 million, or $(0.07), compared to a non-GAAP net loss of $6.5 million, or ($0.26) for the first quarter of fiscal 2006. The non-GAAP adjustment excludes the impact of non-cash equity based compensation expense which was required according to Statement of Financial Accounting Standards (SFAS 123R) commencing during the first quarter of fiscal 2006. The adoption of this accounting standard in October 2005 resulted in $1.4 million of additional expense in each quarter of fiscal 2006.

Revenue from new businesses, which includes PC applications and total revenues from non-PC devices, accounted for $7.6 million, or 33% of total revenue during the March 31, 2006 quarter, compared to $6.0 million, or 32% of total revenue in the previous quarter and $9.0 million, or 33% in the second fiscal quarter of 2005.

“We are encouraged by our sequential revenue growth as well as our progress in the Embedded/Industrial PC segment,” said Albert E. Sisto, Chairman, President and CEO. “Growth in our applications business was impacted by product delays that have now been corrected, added Mr. Sisto. “In the PC applications area we have added over 500 new resellers. Their favorable reaction to our new applications products, which are complementary to their existing lines, should provide a foundation for continued growth as they take our new products to market.”

The Company will conduct its regularly scheduled financial announcement conference call on Thursday, May 11, 2006 at 1:30 p.m. PDT. Investors are invited to listen to a live audio web cast of the quarterly conference call on the investor relations section of the Company’s website at www. phoenix.com, or alternatively, by telephone at 800-616-6743 (U.S/Canada) or 706-643-4022 (international). A replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Thursday, May 18, 2006, at 9:00 p.m. PDT can be accessed by dialing 800-642-1687 (U.S./Canada) or 706-645-9291 (international) and entering conference call ID 9193429.

About Phoenix

Phoenix Technologies (NASDAQ:PTEC) is a global market leader in device-defining software that assures endpoint security, from the start. The Company first established dominant industry leadership 26 years ago with BIOS software, currently has over one billion products deployed and continues to ship in over 100 million new systems each year. From this unique foundation of core system level expertise and firmware offering the highest levels of reliability, Phoenix has created a portfolio of innovative software products that simply and easily identify and restore devices, thereby ensuring unparalleled endpoint security and availability.

With a focused commitment to the highest levels of customer confidence and satisfaction, Phoenix serves enterprise and government channel partners, ODMs, OEMs, system builders and ISVs by enabling them to decrease time to market, differentiate their products, create value, increase profits and decrease cost of ownership. Phoenix is headquartered in Milpitas, California with offices worldwide in global business and technology centers. For more information, visit www.phoenix.com.

Phoenix, Phoenix Technologies, the Phoenix Technologies logo, and Recover Pro are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.

This press release contains a non-GAAP calculation of net loss and net loss per share, which excludes stock-based compensation expense. The Company’s management believes this non-GAAP financial measure provides meaningful supplemental information regarding our performance that facilitates comparisons to the Company’s historical performance. A reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in the accompanying financial statements.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed December 29, 2005.

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	March 31, 2006	September 30, 2005
Assets
Current assets:
Cash and cash equivalents	$43,307	$36,905
Short-term investments and available for sale securities	33,097	37,922
Accounts receivable, net of allowances	17,732	22,684
Prepaid royalties and maintenance	1,191	2,254
Other current assets	3,361	4,450

Total current assets	98,688	104,215

Property and equipment, net	4,414	4,550
Computer software costs, net	2,892	4,568
Goodwill	14,433	13,932
Intangible assets, net	332	368
Prepaid royalties - non current	—	17
Other assets	3,375	3,386

Total assets	$124,134	$131,036

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$2,445	$2,120
Accrued compensation and related liabilities	4,106	3,863
Deferred revenue	8,424	8,305
Income taxes payable	12,085	11,425
Accrued restructuring charges - current	420	414
Other accrued liabilities	2,567	3,740

Total current liabilities	30,047	29,867

Accrued restructuring charges - noncurrent	1,111	1,265
Other liabilities	3,112	2,940

Total liabilities	34,270	34,072

Stockholders’ equity:
Preferred stock	—	—
Common stock	33	33
Additional paid-in capital	188,313	183,749
Deferred compensation	—	(302)
Retained earnings	(6,018)	5,070
Accumulated other comprehensive loss	(1,028)	(1,143)
Less: Cost of treasury stock	(91,436)	(90,443)

Total stockholders’ equity	89,864	96,964

Total liabilities and stockholders’ equity	$124,134	$131,036

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months ended March 31,		Six Months ended March 31,
	2006	2005	2006	2005
Revenues	$23,112	$27,044	$41,701	$53,220
Cost of revenues	4,822	4,328	9,438	8,564

Gross Margin	18,290	22,716	32,263	44,656

Operating expenses:
Research and development	6,045	5,231	11,877	9,981
Sales and marketing	9,086	8,723	18,710	18,073
General and administrative	4,635	4,062	10,129	7,651
Amortization of acquired intangible assets	17	17	35	35

Total operating expenses	19,783	18,033	40,751	35,740

Income (loss) from operations	(1,493)	4,683	(8,488)	8,916

Interest and other income, net	330	(44)	885	(741)

Income (loss) before income taxes	(1,163)	4,639	(7,603)	8,175

Income tax expense	2,002	1,649	3,485	2,943

Net income (loss)	$(3,165)	$2,990	$(11,088)	$5,232

Earnings (loss) per share:
Basic	$(0.13)	$0.12	$(0.44)	$0.21
Diluted	$(0.13)	$0.12	$(0.44)	$0.20
Shares used in Earnings (loss) per share calculation:
Basic	25,111	24,786	25,062	24,691
Diluted	25,111	25,873	25,062	25,546

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income (loss)	$(11,088)	$5,232
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	3,056	3,336
Stock-based compensation	2,768	133
Loss from disposal of fixed assets	(2)	—
Deferred income tax	—	370
Change in operating assets and liabilities:
Accounts receivable	4,997	(11,905)
Prepaid royalties and maintenance	1,088	1,149
Other assets	1,111	2,322
Accounts payable	328	(1,021)
Accrued compensation and related liabilities	244	1,275
Deferred revenue	157	(3,602)
Income taxes	668	(104)
Accrued restructuring charges	(146)	(485)
Other accrued liabilities	(995)	1,177

Net cash provided by used in operating activities	2,186	(2,123)

Cash flows from investing activities:
Proceeds from sales and maturities of investments	158,424	85,737
Purchases of investments	(153,599)	(78,310)
Purchases of property and equipment	(1,207)	(1,394)
Acquisition of businesses, net of cash acquired	(500)	(500)

Net cash provided by investing activities	3,118	5,533

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	2,091	1,927
Repurchase of common stock	(993)	—

Net cash provided by financing activities	1,098	1,927

Effect of changes in exchange rates	—	1,187

Net increase in cash and cash equivalents	6,402	6,524
Cash and cash equivalents at beginning of period	36,905	38,898

Cash and cash equivalents at end of period	$43,307	$45,422

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND

NET INCOME PER SHARE

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
GAAP net income (loss)	$(3,165)	$2,990	$(11,088)	$5,232
(a) Equity-based compensation expense under SFAS 123R (see note below)	1,363	—	2,768	—

Non-GAAP net income (loss)	$(1,802)	$2,990	$(8,320)	$5,232

Non-GAAP Earnings (loss) per share:
Basic	$(0.07)	$0.12	$(0.33)	$0.21
Diluted	$(0.07)	$0.12	$(0.33)	$0.20
Shares used in Earnings (loss) per share calculation:
Basic	25,111	24,786	25,062	24,691
Diluted	25,111	25,873	25,062	25,546

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations. The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)	This number represents non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123R beginning October 1, 2005. For the three months ending March 31, 2006, non-cash equity-based compensation was $1.4 million, allocated as follows: $96,000 to cost of goods sold, $0.3 million to research and development, $0.5 million to sales and marketing and $0.5 million to general and administrative. For the six months ended March 31, 2006, non-cash equity-based compensation was $2.8 million, allocated as follows: $0.2 million to cost of goods sold, $0.5 million to research and development, $1.0 million to sales and marketing and $1.0 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income. Net income for the three and six months ending March 31, 2005 did not include equity-based compensation expense under SFAS 123.